UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K
                                    --------
                                 CURRENT REPORT
                                 --------------
     Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934
                        Date of Report: August 29, 1997
                                        ---------------

                      FREEDOM FINANCIAL ENTERPRISES, INC.
        ---------------------------------------------------------------
       (Exact name of registrant as specified in its charter as amended)

   Colorado                       33-24387                     84-1092599
   --------                       --------                     ----------
(State or other               (Commission File                (IRS Employer
 jurisdiction                      Number)                Identification Number)
of Incorporation)


               3296 Osceola Street, Denver, Colorado, 80212-1742
               -------------------------------------------------
                     (Address of Principal executive office)


              Voice (303)-433-9830             FAX (303)-433-2001
           ----------------------------------------------------------
          (Registrants telephone and FAX numbers, including area code)


                180 North Woodruff Ave. Idaho Falls, Idaho 83401
                ------------------------------------------------
                         (Former address of Registrant)


                         INFORMATION BEING REPORTED ON
                         -----------------------------


ITEM I   Changes in Control of Registrant;
------   ---------------------------------


Under the terms of that certain Settlement Agreement dated on or about March 6, 1997, the parties thereto agreed that 8,449,000 shares of the registrants common stock registered in the name of Fusiones Y Acquisiciones de San Jose SA and 4,500,000 shares of the Registrants preferred stock authorized to be issued to participants of Financial Freedom Enterprises, Inc., a Idaho corporation, would be canceled. The Registrant has received the certificates evidencing the 8,499,000 shares of common stock registered in the name of Fusiones Y Acquisiciones de San Jose SA and will proceed to cancel these shares. The preferred stock has never been issued.

As a result of the foregoing, the number of issued and outstanding shares of the Registrant will be reduced from 15,549,000 down to 7,100,000 which has the effect of proportionately increasing the ownership percentages of all remaining shareholders.


ITEM II   Acquisition or Disposal of Assets:
-------   ----------------------------------


Under the terms of that certain Settlement Agreement dated on or about March 6, 1997, all assets transferred to the Registrant in exchange for the 4,500,000 shares of the Registrants preferred stock were to be re-conveyed. However, the current directors and officers of the Registrant have been unable to establish or verify that any assets were ever transferred or conveyed to the Registrant in consideration for the issuance of any of the 4,500,000 shares of preferred stock. Accordingly, it does not appear that the Registrant is required to re-convey any assets in furtherance of the foregoing Settlement Agreement.


ITEM V   Other Events:
------   -------------

                         (Special Shareholders Meeting)
                          ----------------------------

A Special Meeting of the Registrants shareholders was held on June 25, 1997 at which time those shareholders owing a majority of the issued and outstanding shares elected three (3) new directors, authorized a name change of the Registrant to its current name of Cambridge Universal Corporation and authorized an amendment to its Articles Of Incorporation which re-established a $0.10 par value for its authorized preferred stock, none of which are issued or outstanding. An amendment to the Registrants Articles Of Incorporation reflecting the name change and the change in the par value of its authorized preferred stock was filled with the Colorado Secretary Of State on July 15, 1997.

The three (3) new directors of the Registrant are John L. Alter, K. L. Graham and Ben C. Martinez who also hold the offices of President, Secretary/Treasure and Vice President respectively.

ITEM VI   Resignations of Registrants Directors.
-------   --------------------------------------


The Registrants prior directors and officers are believed to have resigned their respective positions sometime between February, 1997 and May, 1997 in connection with that certain Settlement Agreement dated on or about March 6, 1997. However, the current directors and officers have been unable to locate any documents verifying these resignations. As a result of these resignations, the Special Meeting of Shareholders was held on June 25, 1997 as referenced in Item V above.

In connection with the foregoing resignations, the Registrant is not aware of having any letter from a resigning director disagreeing with any of the Registrants operations, policies or practices and requesting that the matter be disclosed.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on Its behalf by the undersigned hereunto duly authorized.




                                           Cambridge Universal Corporation
                                     (F/N/A Financial Freedom Enterprises, Inc.)



                                     by:  /s/ John L. Alter
08/29/97                             -------------------------------------------
--------                                 John L Alter
Date                                     President